                                                                  EXHIBIT 23.1




                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Jalate, Ltd.:

We consent to incorporation by reference in the registration statement on Form S-8 of Jalate, Ltd. of our report dated March 3, 1998, relating to the balance sheets of Linroz Manufacturing Company, L.P. as of December 31, 1996 and 1997 and the related statements of operations, partners' capital, and cash flows for the two years then ended, which report appears in the December 31, 1997 annual report on Form 10-K of Jalate, Ltd.



KPMG PEAT MARWICK LLP



Los Angeles, California
March 27, 1998